Exhibit 99.1

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Report on Form 10-QSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 14, 2002	/s/ Richard E. Jahnke
Richard E. Jahnke
President and Chief Executive Officer

Date:	August 14, 2002	/s/ Dale H. Johnson
Dale H. Johnson
Chief Financial Officer

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